UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2006

IGI, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On April 27, 2006, Donald Joseph informed the Registrant that he would not stand for re-election as a director at the 2006 Annual Meeting (the “Meeting”) currently scheduled to take place on May 24, 2006. As a result, he will no longer be a director of the Registrant following the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

By:	/s/ Frank Gerardi
Frank Gerardi
Chairman & Chief Executive Officer

Date: May 2, 2006